Exhibit 3.4

FORM OF AMENDED AND RESTATED BYLAWS OF

CALIBURN INTERNATIONAL CORPORATION

ARTICLE I

STOCKHOLDERS

1.1 Annual Meetings

The annual meeting of stockholders of Caliburn International Corporation (the “Corporation”) shall be held at the hour, date and place within or without the United States which is fixed by the board of directors of the Corporation (the “Board of Directors”), which time, date and place may subsequently be changed at any time by vote of the Board of Directors. At each annual meeting of stockholders, the stockholders shall elect directors to succeed those directors whose terms expire in that year and shall transact such other business as may properly be brought before the meeting.

1.2 Special Meetings

Special meetings of the stockholders of the Corporation may be called only in the manner set forth in the Amended and Restated Certificate of Incorporation of the Corporation (as the same may hereafter be amended and/or restated, the “Certificate”). Business transacted at any special meeting of Stockholders shall be limited to the purposes stated in the notice pursuant to Section 1.4(b).

1.3 Notice of Stockholder Business and Nominations

(a) Annual Meetings of Stockholders

(1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the stockholders may be made only at an annual meeting of stockholders (i) if brought before the meeting by the Corporation and specified in the Corporation’s notice of meeting delivered pursuant to Section 1.4(a), (ii) if brought before the annual meeting by or at the direction of the Board of Directors, (iii) if brought before the annual meeting in accordance with the requirements of the stockholders agreement, dated             2018 between certain affiliates of the Sponsor (as defined below) and the Company (the “Stockholders Agreement”) (only with respect to nominations of persons for election to the Board of Directors), or if brought before the annual meeting by a stockholder or stockholders of the Corporation that, pursuant to Section 1.12 hereof, represent a sufficient number of votes to take such action by written consent without a meeting (only with respect to other business to be considered by the stockholders), or (iv) if brought before the annual meeting by any stockholder of the Corporation who was (a) a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf any nomination or proposal is made, only if such beneficial owner of shares of capital stock of the Corporation) at the time of giving of notice provided for in this Bylaw and at the time of the annual meeting, (b) who is entitled to vote at the meeting, (c) who is present (in person or by proxy) at the meeting and (d) who complies with the notice procedures set forth in this Bylaw as to such nomination or business. For the avoidance of doubt, other than matters properly brought under Rule 14a-8 (or any successor rule) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the foregoing sentence shall describe the exclusive means for a stockholder to bring nominations or business properly before an annual meeting, and such stockholder must comply with the notice and other procedures set forth in this Section 1.3 to bring such nominations or business properly before an annual meeting of stockholders. In addition to the other requirements set forth in this Bylaw, for any proposal of business to be considered at an annual meeting, it must be a proper subject for action by stockholders of the Corporation under Delaware law.

(2) For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to Section 1.3(a)(1)(iv) above, the Proposing Person (as defined below in this Section 1.3(a)(3)) must (i) have given Timely Notice (as defined below in this Section 1.3(a)(2)) thereof in writing and in proper form to the Secretary of the Corporation and (ii) have provided any updates or supplements to such notice at the times and in the forms required by this Section 1.3. To be timely, a Proposing Person’s written notice shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event the annual meeting of stockholders is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting of stockholders was held in the preceding year, notice by the Proposing Person to be timely must be received by the Secretary of the Corporation not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such annual meeting of stockholders or the tenth (10th) day following the day on which Public Announcement (as defined below in this Section 1.3(a)(3)) of the date of such meeting is first made (such notice within such time periods shall be referred to as “Timely Notice”). Notwithstanding anything to the contrary provided herein, for the first annual meeting of stockholders following the initial public offering of common stock of the Corporation, a Proposing Person’s notice shall be timely if received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such annual meeting of stockholders or the tenth (10th) day following the day on which Public Announcement of the date of such annual meeting of stockholders is first made or sent by the Corporation. In no event shall any adjournment of an annual meeting of stockholders or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice. To be in proper form, such stockholder’s Timely Notice shall set forth:

(A) as to each Proposing Person:

(1) (i) the name and address of the Proposing Person giving the notice (including, if applicable, as they appear on the Corporation’s books); (ii) the class or series and number of all shares of capital stock of the Corporation which are, directly or indirectly, owned of record or beneficially (for purposes of these Bylaws, as such term is defined in Rule 13d-3 promulgated under the Exchange Act) by such Proposing Person or any of its affiliates or associates (for purposes of these Bylaws, as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), including any shares of any class or series of capital stock of the Corporation as to which such Proposing Person or any of its affiliates or associates has a right to acquire beneficial ownership at any time in the future; (iii) all Synthetic Equity Interests (as defined below) in which such Proposing Person or any of its affiliates or associates, directly or indirectly, holds an interest including a description of the material terms of each such Synthetic Equity Interest, including without limitation, identification of the counterparty to each such Synthetic Equity Interest and disclosure, for each such Synthetic Equity Interest, as to (a) whether or not such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such shares to such Proposing Person, (b) whether or not such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such shares and (c) whether or not such Proposing Person and/or, to the extent known, the counterparty to such Synthetic Equity Interest has entered into other transactions that hedge or mitigate the economic effect of such Synthetic Equity Interest; (iv) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the Corporation; (v) any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, and (vi) any performance-related fees (other than an asset-based fee) that such Proposing Person, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of capital stock of the Corporation or any Synthetic Equity Interests (the disclosures to be made pursuant to the foregoing clauses (i) through (vi) are referred to, collectively, as “Material Ownership Interests”); provided, however, that

Material Ownership Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder of record directed to prepare and submit the information required by this Section 1.3(a)(2)(A)(1) on behalf of a beneficial owner.

(2) a description of the material terms of all agreements, arrangements or understandings (whether or not in writing) entered into by any Proposing Person and/or, in the case of nominations, Proposed Nominee(s) (as defined below in this Section 1.3(a)(3)) or any of his, her or its respective affiliates or associates, with any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Corporation;

(3) (i) a description of all agreements, arrangements or understandings by and among any of the Proposing Persons, or by and among any Proposing Persons and any other person (including with any Proposed Nominee(s)), pertaining to the nomination(s) or other business proposed to be brought before the annual meeting of stockholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), and (ii) identification of the names and addresses of other stockholders (including beneficial owners) known by any of the Proposing Persons to support such nominations or other business proposal(s), and to the extent known, the class and number of all shares of the Corporation’s capital stock owned of record or beneficially by such other stockholder(s) or other beneficial owner(s);

(4) in the case of nominations, a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among any Proposing Person, on the one hand, and each Proposed Nominee or his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Proposing Person were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant;

(5) a representation that such Proposing Person intends to appear in person or by proxy at the annual meeting to nominate the Proposed Nominees named in its notice or, for any proposal that relates to any business other than nominations for election of directors, to bring such business before the annual meeting;

(6) with respect to nominations, a written representation and agreement that the Proposed Nominee (i) understands his or her duties as a director under the General Corporation Law of the State of Delaware (the “DGCL”) and agrees to act in accordance with those duties while serving as a director, (ii) is not or will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a director, will act or vote as a director on any issue or question to be decided by the Board of Directors, in any case, to the extent that such arrangement, understanding, commitment or assurance (a) could limit or interfere with the Proposed Nominee’s ability to comply, if elected as director of the Corporation, with his or her fiduciary duties under applicable law or with the Corporation’s Corporate Governance Guidelines and other Corporation policies and guidelines applicable to directors generally or (b) has not been disclosed to the Corporation prior to or concurrently with the Proposing Person’s submission of the nomination, (iii) if elected as a director, will comply with all applicable laws and stock exchange listing standards and the Corporation’s policies and guidelines applicable to directors, including, without limitation, the Corporate Governance Guidelines, (iv) is not or will not become a party to any direct or indirect compensation or other monetary agreement, arrangement or understanding with any person or entity other than the

Corporation, including, without limitation, any agreement, arrangement or understanding with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the corporation prior to or concurrently with the Proposing Person’s submission of the nomination, and (v) will provide (a) facts and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading and (b) all completed and signed questionnaires required generally of the Corporation’s directors;

(7) the names and addresses of other stockholders (including beneficial owners) known by any of the Proposing Persons to support such nomination(s) or, for any proposal that relates to any business other than nominations for election of directors, such business, and, to the extent known, the class or series and number of all shares of the Corporation’s capital stock owned of record or beneficially by such other stockholder(s) or other beneficial owner(s);

(8) a statement whether or not the stockholder giving the notice and/or the other Proposing Person(s), if any, will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to approve the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by such Proposing Person to be sufficient to elect the nominee or nominees proposed to be nominated by such Proposing Person (such statement, the “Solicitation Statement”); and

(9) any other information relating to such Proposing Person or the proposed business (including, as applicable, information about any Proposed Nominee, including such Proposed Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the nomination for election of directors or the other business proposed to be brought before the annual meeting of stockholders pursuant to Section 14(a) of the Exchange Act.

(B) as to each Proposed Nominee:

(1) the name, age, business address and residence address of the Proposed Nominee;

(2) the principal occupation or employment of the Proposed Nominee; and

(3) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned of record or beneficially by the Proposed Nominee, including any shares of any class or series of the capital stock of the Corporation as to which such Proposed Nominee has a right to acquire beneficial ownership at any time in the future.

(C) as to any other business other than nominations that the Proposing Person proposes to bring before the annual meeting of stockholders:

(1) a reasonably brief description of the business desired to be brought before the annual meeting of stockholders, the reasons for conducting such business at the annual meeting of stockholders, and any material interest in such business of each Proposing Person; and

(2) the text of the proposal or the business (including the text of any resolutions proposed for resolution).

(3) For purposes of these Bylaws, the term “Proposing Person” shall mean the following persons: (i) the stockholder of record providing the notice of nominations or business proposed to be brought before a stockholders’ meeting, (ii) the beneficial owner(s), if different, on whose behalf the nominations or business proposed to be brought before a stockholders’ meeting is made and (iii) any affiliate or associate of such stockholder of record or beneficial owner. For purposes of these Bylaws, the term “Proposed Nominee” shall mean each person, if any, whom a Proposing Person proposes to nominate for election or reelection as a director. For purposes of these Bylaws, “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. For purposes of these Bylaws, the term “Synthetic Equity Interest” shall mean any transaction, agreement or arrangement (or series of transactions, agreements or arrangements), including, without limitation, any derivative, swap, hedge, repurchase or so-called “stock borrowing” agreement or arrangement, the purpose or effect of which is to, directly or indirectly: (a) give a person or entity economic benefit and/or risk similar to ownership of shares of any class or series of capital stock of the Corporation, in whole or in part, including due to the fact that such transaction, agreement or arrangement provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decrease in the value of any shares of any class or series of capital stock of the Corporation, (b) mitigate loss to, reduce the economic risk of or manage the risk of share price changes for, any person or entity with respect to any shares of any class or series of capital stock of the Corporation, (c) otherwise provide in any manner the opportunity to profit or avoid a loss from any decrease in the value of any shares of any class or series of capital stock of the Corporation, or (d) increase or decrease the voting power of any person or entity with respect to any shares of any class or series of capital stock of the Corporation.

(4) The Corporation may also require any Proposed Nominee for election to the Board of Directors of the Corporation to furnish such other information (i) as may be reasonably required by the Corporation to determine the eligibility of such Proposed Nominee to serve as an independent director of the Corporation in accordance with the corporation’s Corporate Governance Guidelines as then in effect or (ii) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Proposed Nominee.

(5) A Proposing Person providing Timely Notice of nominations or business proposed to be brought before an annual meeting of stockholders shall further update and supplement such notice, if necessary, so that the information (including, without limitation, the Material Ownership Interests information) provided or required to be provided in such notice pursuant to this Bylaw shall be true and correct as of the record date for the annual meeting of stockholders and as of the date that is ten (10) business days prior to such annual meeting of stockholders or any adjournment or postponement thereof, and such update and supplement, (i) where required to be made as of the record date, shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the fifth (5th) business day after the record date for the annual meeting of stockholders, and (ii) where required to be made as of ten (10) business days prior to the annual meeting of stockholders or any adjournment or postponement thereof, shall be made not later than the close of business on the eighth (8th) business day prior to the date of the annual meeting of stockholders or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the annual meeting of stockholders has been adjourned or postponed).

(b) Special Meetings of Stockholders

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Corporation’s Board of Directors. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) as set forth in the Stockholders Agreement, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors (or, pursuant to the Certificate, the investment funds controlled by Thomas J. Campbell that are affiliated with DC Capital Partners, LLC (collectively, the “Sponsor”)) has determined that the special meeting of stockholders is being called in accordance with Section 1.2 for the purpose of electing directors, by any stockholder of the Corporation who (a) is a stockholder of record both at the time of giving of notice provided for in this Section 1.3(b) and at the time of the meeting, (b) is entitled to vote at the meeting, and (c) complies with the provisions of this Section 1.3(b). For nominations or other business to be properly brought before a special meeting of stockholders by a stockholder pursuant to Section 1.3(b)(iii) above, the stockholder’s notice shall contain all of the information required by Section 1.3(a)(2) and (4), as updated consistent with the procedures set forth in Section 1.3(a)(5), and be received by the Secretary of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to the scheduled date for such special meeting of stockholders and not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such special meeting of stockholders or the tenth (10th) day following the day of the Public Announcement of the date of such meeting and of the nominees proposed by the Board of Directors to be elected at the special meeting of stockholders is first made. The announcement of a postponement of a special meeting of stockholders after notice of the meeting has been given or an adjournment of a special meeting of stockholders shall not commence a new time period for the giving of a stockholder’s notice as described in this Section 1.3(b).

(c) General

(1) Only such persons who are nominated in accordance with the provisions of this Bylaw shall be eligible for election and to serve as directors and only such business shall be conducted at an annual meeting of stockholders or special meeting of stockholders as shall have been brought before the meeting in accordance with the provisions of this Bylaw or in accordance with Rule 14a-8 under the Exchange Act. The Board of Directors or a designated committee thereof shall have the power to determine whether a nomination or any business proposed to be brought before the annual meeting of stockholders or special meeting stockholders was made in accordance with the provisions of this Bylaw. If neither the Board of Directors nor such designated committee makes a determination as to whether any stockholder proposal or nomination was made in accordance with the provisions of this Bylaw, the presiding officer of the annual meeting of stockholders or special meeting of stockholders shall have the power and duty to determine whether the stockholder proposal or nomination was made in accordance with the provisions of this Bylaw. If the Board of Directors or a designated committee thereof or the presiding officer, as applicable, determines that any stockholder proposal or nomination was not made in accordance with the provisions of this Bylaw, such proposal or nomination shall be disregarded and shall not be presented for action at the annual meeting of stockholders or special meeting of stockholders.

(2) Except as otherwise required by law, nothing in this Section 1.3 shall obligate the Corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for director or any other matter of business submitted by a stockholder.

(3) Notwithstanding the foregoing provisions of this Section 1.3, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders or special meeting of stockholders to present a nomination or any business proposed by such stockholder, such nomination or business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.3, to be considered a qualified representative of the proposing stockholder, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the annual meeting of stockholders or special meeting of stockholders, and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, to the presiding officer at the meeting of stockholders.

(4) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw.

(5) Notwithstanding anything in this Article I to the contrary, subject to the Stockholders Agreement, in the event that the number of directors to be elected to the Board of Directors is increased and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination that qualifies as a Timely Notice under Section 1.3(a)(2), a stockholder’s notice required by this Bylaw shall still be considered a Timely Notice, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary of the Corporation not later than the close of business on the tenth (10th) day following the day on which such Public Announcement is first made by the Corporation.

(6) Nothing in this Bylaw shall be deemed to affect any rights of (i) stockholders to have proposals included in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor rule), as applicable, under the Exchange Act and, to the extent required by such rule, have such proposals considered and voted on at an annual meeting of stockholders or (ii) the holders of any series of Preferred Stock to elect directors under specified circumstances.

1.4 Notice of Meetings; Adjournments

(a) A notice of each annual meeting of stockholders stating the hour, date and place, if any, of such annual meeting of stockholders and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given not less than ten (10) days nor more than sixty (60) days before the annual meeting of stockholders, to each stockholder entitled to vote thereat by delivering such notice to such stockholder or by mailing it, postage prepaid, addressed to such stockholder at the address of such stockholder as it appears on the Corporation’s stock transfer books. Without limiting the manner by which notice may otherwise be given to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

(b) Notice of all special meetings of stockholders shall be given in the same manner as provided for annual meetings of stockholders, except that the notice of all special meetings shall state the purpose or purposes for which the meeting has been called.

(c) Notice of an annual meeting of stockholders or special meeting of stockholders need not be given to a stockholder if a waiver of notice is executed, or waiver of notice by electronic transmission is provided, before or after such meeting by such stockholder or if such stockholder attends such meeting, unless such attendance is for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

(d) The Board of Directors may postpone and reschedule any previously scheduled annual meeting of stockholders or special meeting of stockholders and any record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to Section 1.3 or otherwise. In no event shall the Public Announcement of an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders commence a new time period for the giving of a stockholder’s notice under this Article I of these Bylaws. Notwithstanding the foregoing, with respect to any special meeting of stockholders previously called by the Board of Directors or the Chairman of the Board of Directors at the request of the Sponsor in accordance with Section 1.3, the Board of Directors shall not postpone or reschedule such special meeting without the prior written consent of the Sponsor.

(e) When any meeting is convened, the presiding officer may adjourn the meeting if (i) no quorum is present for the transaction of business, (ii) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to stockholders, or (iii) the Board of Directors determines that adjournment is otherwise in the best interests of the Corporation. When any annual meeting of stockholders or special meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the hour, date and place, if any, to which the meeting is adjourned and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting; provided, however, that if the adjournment is for more than thirty (30) days from the meeting date, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting shall be given to each stockholder of record entitled to vote thereat and each stockholder who, by law or under the Certificate or these Bylaws, is entitled to such notice.

1.5 Quorum

Unless otherwise required by law, the Certificate or the rules of any stock exchange upon which the Corporation’s securities are listed, a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders. If less than a quorum is present at a meeting, the holders of voting stock representing a majority of the voting power present at the meeting or the presiding officer may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 1.4. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

1.6 Virtual Meetings

The Board of Directors may, in its sole discretion, determine that stockholder meetings shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the DGCL. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication (i) participate in a meeting of stockholders; and (ii) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (a) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder; (b) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (c) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

1.7 Voting and Proxies

Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the stock ledger of the Corporation as of the record date, unless otherwise provided by law or by the Certificate. Stockholders may vote either (i) in person, (ii) by written proxy or (iii) by a transmission permitted by Section 212(c) of the DGCL. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission permitted by Section 212(c) of the DGCL may be substituted for or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Proxies shall be filed in accordance with the procedures established for the meeting of stockholders. Except as otherwise limited therein or as otherwise provided by law, proxies authorizing a person to vote at a specific meeting shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to the exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them.

1.8 Action at Meeting

When a quorum is present at any meeting of stockholders, any matter before any such meeting (other than an election of a director or directors) shall be decided by a majority of the votes cast, except where a larger vote is required by law, by the Certificate, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities. Notwithstanding the foregoing, any election of directors by stockholders shall be determined by a plurality of the votes cast on the election of directors.

1.9 Stockholder Lists

The Secretary or an Assistant Secretary (or the Corporation’s transfer agent or other person authorized by these Bylaws or by law) shall prepare and make, at least ten (10) days before every annual meeting of stockholders or special meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for a period of at least ten (10) days prior to the meeting in the manner provided by law. The list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. If the meeting is to be held solely by means of remote communication, the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

1.10 Presiding Officer

The Board of Directors shall designate a representative to preside over all annual meetings of stockholders or special meetings of stockholders, provided that if the Board of Directors does not so designate such a presiding officer, then the Chairperson of the Board of Directors, if one is elected, shall preside over such meetings. If the Board of Directors does not so designate such a presiding officer and there is no Chairperson of the Board of Directors or the Chairperson of the Board of Directors is unable to so preside or is absent, then the Vice Chairperson of the Board of Directors shall preside over such meetings, provided further that if there is no Vice Chairperson of the Board of Directors or the Vice Chairperson of the Board of Directors is unable to so preside or is absent, then the Chief Executive Officer and President shall preside over such meetings. The presiding officer at any annual meeting of stockholders or special meeting of stockholders shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Sections 1.4 and 1.5 of this Article I. The order of business and all other matters of procedure at any meeting of the stockholders shall be determined by the presiding officer.

1.11 Inspectors of Elections

The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall perform such duties as are required by the DGCL, including the counting of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The presiding officer may review all determinations made by the inspectors, and in so doing the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspectors. All determinations by the inspectors and, if applicable, the presiding officer, shall be subject to further review by any court of competent jurisdiction.

1.12 Action by Written Consent of Stockholders

Except as provided by, and in accordance with, the Certificate, no action that is required or permitted to be taken by the stockholders at any annual meeting of stockholders or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders.

ARTICLE II

DIRECTORS

2.1 Powers

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided by the Certificate or required by law.

2.2 Number and Terms

Except as otherwise provided by the Certificate, the number of directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The directors shall hold office in the manner provided in the Certificate, including as a classified or non-classified Board of Directors subject to the terms of the Certificate.

2.3 Qualification

No director need be a stockholder of the Corporation.

2.4 Vacancies

Except as otherwise provided by law and subject to the Stockholders Agreement, vacancies occurring in any directorship (whether by death, resignation, retirement, disqualification, removal or other cause) and newly created directorships resulting from any increase in the number of directors shall be filled in accordance with the Certificate. Any director elected to fill a vacancy or newly created directorship shall hold office until, if applicable, the next election of the class for which such director shall have been chosen, or if the Board of Directors is not classified, the next election and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

2.5 Removal

Directors may be removed from office only in the manner provided in the Certificate, the Stockholders Agreement and applicable law.

2.6 Resignation

A director may resign at any time by giving notice in writing or upon electronic transmission to the Board of Directors, the Chairperson of the Board of Directors, if one is elected, the Vice Chairperson of the Board of Directors, if one is elected, the Chief Executive Officer and President or the Secretary. The resignation shall take effect at the time specified therein, and if no time is specified, at the time of its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise expressly provided in the resignation.

2.7 Regular Meetings

The regular annual meeting of the Board of Directors shall be held, without notice, on the same date and at the same place as the annual meeting of stockholders following the close of such meeting of stockholders. Other regular meetings of the Board of Directors may be held at such hour, date and place as the Board of Directors may by resolution from time to time determine (or, if so authorized by the Board of Directors, as determined by the Chairperson of the Board of Directors or any other authorized director), and publicize by means of reasonable notice given to any director who is not present at the meeting at which such resolution is adopted. A notice of a regular meeting the date of which has been so publicized shall not be required.

2.8 Special Meetings

Special meetings of the Board of Directors may be called, orally or in writing, by or at the request of a majority of the directors, the Chairperson of the Board of Directors, if one is elected, the Vice Chairperson of the Board of Directors, if one is elected, or the Chief Executive Officer and President. The person calling any such special meeting of the Board of Directors may fix the hour, date and place thereof.

2.9 Notice of Special Meetings

Notice of the hour, date and place of all special meetings of the Board of Directors shall be given to each director by the Secretary or an Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the Chairperson of the Board of Directors, if one is elected, the Vice Chairperson of the Board of Directors, if one is elected, or the Chief Executive Officer and President or such other officer designated thereby. Notice of any special meeting of the Board of Directors shall be given to each director in person, by telephone, or by facsimile, electronic mail or other form of electronic communication, sent to his or her business or home address, at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to his or her business or home address, at least forty-eight (48) hours in advance of the meeting. Such notice shall be deemed to be delivered when hand-delivered to such address, read to such director by telephone, deposited in the mail so addressed, with postage thereon prepaid if mailed, dispatched or transmitted if sent by facsimile transmission or by electronic mail or other form of electronic communications. A written waiver of notice signed before or after a meeting by a director and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because such meeting is not lawfully called or convened. Except as otherwise required by law, by the Certificate or by these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

2.10 Quorum

At any meeting of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business, but if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present. For purposes of this Section 2.10, the total number of directors includes any unfilled vacancies on the Board of Directors.

2.11 Action at Meeting

At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of the directors present shall constitute action by the Board of Directors, unless otherwise required by law, by the Certificate or by these Bylaws.

2.12 Action by Consent

Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the records of the meetings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such consent shall be treated as a resolution of the Board of Directors for all purposes.

2.13 Manner of Participation

Directors may participate in meetings of the Board of Directors by means of conference telephone or other communications equipment by means of which all directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these Bylaws.

2.14 Presiding Director

The Board of Directors may designate a representative to preside over all meetings of the Board of Directors, provided that if the Board of Directors does not so designate such a presiding director or such designated presiding director is unable to so preside or is absent, then the Chairperson of the Board of Directors, if one is elected, shall preside over all meetings of the Board of Directors, or if the Chairperson of the Board of Directors is unable to so preside or is absent, then the Vice Chairperson of the Board of Directors, if one is elected, shall preside over all meetings of the Board of Directors. If the designated presiding director, if one is so designated, the Chairperson of the Board of Directors, if one is elected, and the Vice Chairperson of the Board of Directors, if one is elected, are unable to preside or are absent, the Board of Directors shall designate an alternate representative to preside over a meeting of the Board of Directors.

2.15 Committees

The Board of Directors, by vote of a majority of the directors then in office, may elect one or more committees, including, without limitation, an Audit Committee, a Compensation Committee and a Nominating & Corporate Governance Committee, and may delegate thereto some or all of its powers except those which by law, by the Certificate or by these Bylaws may not be delegated, including (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending or repealing any Bylaw of the Corporation. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time.

2.16 Committee Rules

Except as the Board of Directors may otherwise determine, any such committee of the Board of Directors set forth in Section 2.15 may make rules for the conduct of its business, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws. Unless otherwise provided in such a resolution of the Board of Directors, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present at a meeting of the committee at which a quorum is present. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors.

2.17 Compensation of Directors

Directors may receive such compensation for their services as shall be determined by designated committee of the Board of Directors or by a majority of the Board of Directors (which may be upon recommendation of a designated committee thereof).

ARTICLE III

OFFICERS

3.1 Enumeration

The officers of the Corporation shall consist of a Chief Executive Officer (who shall also be the President for purposes of the DGCL) and a Secretary and such other officers, including, without limitation, a Chief Financial Officer (who may also be, but is not required to be, the Treasurer for purposes of the DGCL), Chairperson of the Board of Directors, a Vice Chairperson of the Board of Directors, one or more Vice Presidents (including Executive Vice Presidents), Assistant Vice Presidents and Assistant Secretaries, as the Board of Directors may determine.

3.2 Election

Each of the officers of the Corporation named in Section 3.1 shall be elected by the Board of Directors from time to time and who shall hold office for such terms as shall be determined by the Board of Directors and until their successors are elected and qualify or until their earlier resignation or removal.

3.3 Qualification

No officer need be a stockholder or a director unless so required by the Certificate or these Bylaws. Any person may occupy more than one office of the Corporation at any time.

3.4 Tenure

Except as otherwise provided by the Certificate or by these Bylaws, each of the officers of the Corporation shall hold office until the regular annual meeting of the Board of Directors following the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

3.5 Resignation

Any officer may resign by delivering his or her written resignation to the Corporation addressed to the Chief Executive Officer and President or the Secretary, and such resignation shall be effective upon receipt, unless the resignation otherwise provides.

3.6 Removal

Except as otherwise provided by law, the Board of Directors may remove any officer with or without cause by the affirmative vote of a majority of the directors then in office.

3.7 Absence or Disability

In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.

3.8 Vacancies

Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

3.9 Chief Executive Officer and President

The Chief Executive Officer and President shall, subject to the direction of the Board of Directors, have such powers and shall perform such duties as the Board of Directors may from time to time designate.

3.10 Chairperson of the Board of Directors

The Chairperson of the Board of Directors, if one is elected, shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

3.11 Vice Chairperson of the Board of Directors

The Vice Chairperson of the Board of Directors, if one is elected, shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

3.12 Vice Presidents and Executive Vice Presidents

Any Vice President (including any Executive Vice President) shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer and President may from time to time designate.

3.13 Chief Financial Officer and Treasurer

The Chief Financial Officer and Treasurer shall, subject to the direction of the Board of Directors and except as the Board of Directors or the Chief Executive Officer and President may otherwise provide, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. The Chief Financial Officer and Treasurer shall have custody of all funds, securities, evidences of indebtedness and other valuable documents of the Corporation, and shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or its designees selected for such purposes. The Chief Financial Officer and Treasurer shall disburse the funds of the Corporation, taking proper vouchers therefor. The Chief Financial Officer and Treasurer shall render to the Chief Executive Officer and President and the Board of Directors, upon their request, a report of the financial condition of the Corporation. If required by the Board of Directors, the Chief Financial Officer and Treasurer shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors shall prescribe. The Chief Financial Officer and Treasurer shall have also such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer and President.

3.14 Secretary and Assistant Secretaries

The Secretary shall record all the proceedings of the meetings of the stockholders and the Board of Directors (including committees of the Board of Directors) in books kept for that purpose. In his or her absence from any such meeting, a temporary secretary chosen at the meeting shall record the proceedings thereof. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation). The Secretary shall have custody of the seal of the Corporation, and the Secretary, or an Assistant Secretary shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or that of an Assistant Secretary. The Secretary shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer and President. In the absence of the Secretary, any Assistant Secretary may perform his or her duties and responsibilities. Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer and President may from time to time designate.

3.15 Corporate Funds and Checks

The funds of the Corporation shall be kept in such depositories as shall from time to time be prescribed by the Board of Directors or its designees selected for such purposes. All checks or other orders for the payment of money shall be signed by the Chief Executive Officer and President, a Vice President, if one is elected, the Chief Financial Officer and Treasurer, if one is elected, or the Secretary or such other person or agent as may from time to time be authorized and with such countersignature, if any, as may be required by the Board of Directors.

3.16 Contracts and Other Documents

The Chief Executive Officer and President, the Secretary and such other officer or officers as may from time to time be authorized by the Chief Executive Officer and President, the Board of Directors or any other committee given specific authority by the Board of Directors during the intervals between the meetings of the Board of Directors to authorize such action, shall each have the power to sign and execute on behalf of the Corporation deeds, conveyances, contracts and any and all other documents requiring execution by the Corporation.

3.17 Ownership of Securities of Another Entity

Unless otherwise directed by the Board of Directors, the Chief Executive Officer and President, a Vice President, if one is elected, or the Secretary, or such other officer or agent as shall be authorized by the Board of Directors, shall have the power and authority, on behalf of the Corporation, to attend and to vote at any meeting of security-holders of any entity in which the Corporation holds securities or equity interests and may exercise, on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such securities or equity interests at any such meeting, including the authority to execute and deliver proxies and consents on behalf of the Corporation.

3.18 Other Powers and Duties

Subject to these Bylaws and to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors or the Chief Executive Officer and President.

ARTICLE IV

CAPITAL STOCK

4.1 Certificates of Stock

Each stockholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the Chairperson of the Board of Directors, if one is elected, the Vice Chairperson of the Board of Directors, if one is elected, the Chief Executive Officer and President or a Vice President, and by the Chief Financial Officer and Treasurer, if one is elected, the Secretary or an Assistant Secretary. The Corporation seal and the signatures by the Corporation’s officers, the transfer agent or the registrar may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law. Notwithstanding anything to the contrary provided in these Bylaws, the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares (except that the foregoing shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation), and by the approval and adoption of these Bylaws the Board of Directors has determined that all classes or series of the Corporation’s stock may be uncertificated, whether upon original issuance, re-issuance, or subsequent transfer.

4.2 Transfers

Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock that are represented by a certificate may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate theretofore properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require. Shares of stock that are not represented by a certificate may be transferred on the books of the Corporation by submitting to the Corporation or its transfer agent such evidence of transfer and following such other procedures as the Corporation or its transfer agent may require.

4.3 Record Holders

Except as may otherwise be required by law, by the Certificate or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

4.4 Record Date

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting and (b) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

4.5 Replacement of Certificates

In case of the alleged loss, destruction or mutilation of a certificate of stock of the Corporation, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.

ARTICLE V

INDEMNIFICATION

5.1 Indemnification of Directors and Officers in Third Party Proceedings

Subject to the other provisions of this Article V, the Corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (for purposes of this Article V, a “Proceeding”) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, manager, partner, employee, trustee or agent of another Corporation, joint venture, partnership, trust, employee benefit plan, limited liability company or other any other legal enterprise (other than an action by or in the right of the Corporation), against expenses (including reasonable attorneys’ fees and expenses), judgments, fines, penalties, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or Proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or Proceeding, had reasonable cause to believe that such person’s conduct was unlawful. For purposes of this Article V, the term “Proceeding” shall not include any action, suit or arbitration, or part thereof, initiated by any such person to enforce such person’s rights.

5.2 Indemnification of Directors and Officers in Actions by or in the Right of the Corporation

Subject to the other provisions of this Article V, the Corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

5.3 Successful Defense

To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or Proceeding described in Section 5.1, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with each successfully resolved action, suit, Proceeding, claim, issue or matter. For purposes of this Section 5.3 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

5.4 Indemnification of Others

Subject to the other provisions of this Article V, the Corporation shall have power to indemnify its employees and agents to the extent not prohibited by the DGCL or other applicable law. The board of directors shall have the power to delegate to such person or persons as the board shall in its discretion determine the determination of whether employees or agents shall be indemnified.

5.5 Advance Payment of Expenses

Expenses (including attorneys’ fees) actually and reasonably incurred by an officer or director of the Corporation in defending any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article V or the DGCL. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the Corporation or by persons serving at the request of the Corporation as directors, officers, employees or agents of another Corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. The right to advancement of expenses shall not apply to any claim for which indemnity is excluded pursuant to these Bylaws, but shall apply to any Proceeding referenced in Section 5.6(b) or 5.6(c) prior to a determination that the person is not entitled to be indemnified by the Corporation.

5.6 Limitation on Indemnification

Subject to the requirements in Section 5.3 and the DGCL, the Corporation shall not be obligated to indemnify any person pursuant to this Article V in connection with any Proceeding (or any part of any Proceeding):

(a)

for which payment has actually been made to and received by or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b)

for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(c)

for any reimbursement of the Corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Corporation, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the payment to the Corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements) or any formal policy of the Corporation adopted by the Board of Directors (or a committee thereof), or any other remuneration paid to such person if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

(d)

initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the Corporation, any legal entity which it controls, any director or officer thereof or any third party, unless (i) the Board of Directors has consented to the initiation of such Proceeding or part thereof, (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law (provided, however, that this Section 5.6(d) shall not apply to counterclaims or affirmative defenses asserted by such person in an action brought against such person), (iii) otherwise required to be made under Section 5.7 or (iv) otherwise required by applicable law; or

(e)

if prohibited by applicable law; provided, however, that if any provision or provisions of this Article V shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article V (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article V (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

5.7 Determination; Claim

If a claim for indemnification or advancement of expenses under this Article V is not paid in full within 90 days after receipt by the Corporation of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. The Corporation shall indemnify such person against any and all expenses that are incurred by such person in connection with any action for indemnification or advancement of expenses from the Corporation under this Article V, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such suit, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

5.8 Non-Exclusivity of Rights

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.

5.9 Insurance

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, manager, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, manager, partner, employee, trustee or agent of another Corporation, joint venture, partnership, trust, employee benefit plan, limited liability company or other any other legal enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

5.10 Survival

Subject to the terms of any provision of the Certificate or agreement between the Corporation and any director, officer, employee or agent respecting indemnification and advancement of expenses, the rights to indemnification and advancement of expenses conferred by this Article V shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

5.11 Effect of Repeal or Modification

A right to indemnification or to advancement of expenses arising under a provision of the Certificate or these Bylaws shall not be eliminated or impaired by an amendment to the Certificate or these Bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or Proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

5.12 Certain Definitions

For purposes of this Article V only, references to the “Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving Corporation as such person would have with respect to such constituent Corporation if its separate existence had continued. For purposes of this Article V, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article V.

ARTICLE VI

MISCELLANEOUS PROVISIONS

6.1 Fiscal Year

The fiscal year of the Corporation shall be determined by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall consist of the twelve (12) month period ending on December 31.

6.2 Seal

The Board of Directors shall have power to adopt and alter the seal of the Corporation.

6.3 Execution of Instruments

All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without director action may be executed on behalf of the Corporation by the Chairperson of the Board of Directors, if one is elected, the Vice Chairperson of the Board of Directors, if one is elected, the Chief Executive Officer and President or the Chief Financial Officer and Treasurer, if one is elected, or any other officer, employee or agent of the Corporation as the Board of Directors or the executive committee of the Board may authorize.

6.4 Voting of Securities

Unless the Board of Directors otherwise provides, the Chairperson of the Board of Directors, if one is elected, the Vice Chairperson of the Board of Directors, if one is elected, the Chief Executive Officer and President or the Chief Financial Officer and Treasurer, if one is elected, may waive notice of and act on behalf of the Corporation, or appoint another person or persons to act as proxy or attorney in fact for the Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or stockholders of any other corporation or organization, any of whose securities are held by the Corporation.

6.5 Registered Office and Agent

The registered office and registered agent of the Corporation in the State of Delaware shall be as set forth in the Certificate. The Corporation may also have offices in such other places in the United States or elsewhere (and may change the Corporation’s registered agent) as the Board of Directors may, from time to time, determine or as the business of the Corporation may require.

6.6 Corporate Records

The original or attested copies of the Certificate, Bylaws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock transfer books, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, may be kept outside the State of Delaware and shall be kept at the principal office of the Corporation, at an office of its counsel, at an office of its transfer agent or at such other place or places as may be designated from time to time by the Board of Directors.

6.7 Amendment of Bylaws

(a) Amendment by Directors

These Bylaws may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the directors then in office, without the assent or vote of the stockholders, in any manner not inconsistent with the laws of the State of Delaware or the Certificate.

(b) Amendment by Stockholders

Notwithstanding any other provisions of these Bylaws or any provision of law that might otherwise permit a lesser vote of the stockholders, (a) for as long as the Sponsor collectively owns, in the aggregate, at least 40% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, in addition to any vote of the holders of any class or series of capital stock of the Corporation required by the Certificate (including any certificate of designation relating to any series of Preferred Stock), these Bylaws or applicable law, the affirmative vote of the holders of at least a majority in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Corporation to make, alter, amend, repeal or rescind, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent therewith, and (b) at any time when the Sponsor collectively owns, in the aggregate, less than 40% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, in addition to any vote of the holders of any class or series of capital stock of the Corporation required by the Certificate (including any certificate of designation relating to any series of Preferred Stock (as defined in the Certificate), these Bylaws or applicable law, the affirmative vote of the holders of at least two-thirds in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Corporation to make, alter, amend, repeal or rescind, in whole or in part, any provision of these Bylaws (including this Section 6.7) or to adopt any provision inconsistent herewith.

6.8 Reliance upon Books, Records and Reports

Each director and each member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books and records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers, agents or employees, or committees of the Board of Directors so designated, or by any other person or entity as to matters which such director or committee member reasonably believes are within such other person’s or entity’s professional or expert competence and that has been selected with reasonable care by or on behalf of the Corporation.

6.9 Notices

If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

6.10 Waivers

A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in such a waiver.

Adopted:                , 2018